EXHIBIT 10.1

                           REVOLVING CREDIT AGREEMENT

                             DATED DECEMBER 12, 1995

                                     BETWEEN

                                  CAPITAL BANK

                                  (THE LENDER)

                                       AND

                         BAYPORT RESTAURANT GROUP, INC.

                           AND THE SUBSIDIARIES PARTY

                            HERETO FROM TIME TO TIME

                                 (THE BORROWERS)


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                                TABLE OF CONTENTS

SECTION                                                                                                        PAGE
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SECTION I
DEFINITIONS.....................................................................................................  1
                  1.1      General..............................................................................  1
                  1.2      Accounting Terms.....................................................................  6

SECTION II
DESCRIPTION OF CREDIT...........................................................................................  6
                  2.1      The Loans............................................................................  6
                  2.2      Notice and Manner of Borrowing.......................................................  6
                  2.3      The Note.............................................................................  7
                  2.4      Use of Proceeds......................................................................  8
                  2.5      Interest Rate and Payments of Interest...............................................  8
                  2.6      Payments and Prepayments of the Loans................................................  9
                  2.7      Method of Payment....................................................................  9
                  2.8      Overdue Payments.....................................................................  9
                  2.9      Computation of Interest. ............................................................  9
                  2.10     Capital Adequacy.....................................................................  9
                  2.11     Taxes................................................................................ 10
                  2.12     Borrowers' Representative............................................................ 10
                  2.13     Joint and Several Liability.......................................................... 11

SECTION III
CONDITIONS OF LOANS............................................................................................. 11
                  3.1      Conditions Precedent to Initial Loan................................................. 11
                  3.2      Conditions Precedent to All Loans.................................................... 12

SECTION IV
REPRESENTATIONS AND WARRANTIES.................................................................................. 13
                  4.1      Organization and Qualification....................................................... 13
                  4.2      Corporate Authority.................................................................. 13
                  4.4      Consents or Approvals................................................................ 14
                  4.5      Title to Properties; Absence of Encumbrances......................................... 14
                  4.6      Financial Statements................................................................. 14
                  4.7      Changes.............................................................................. 14
                  4.8      Defaults............................................................................. 15
                  4.9      Taxes................................................................................ 15
                  4.10     Litigation........................................................................... 15
                  4.11     Subsidiaries/Affiliates.............................................................. 15
                  4.12     Investment Company Act............................................................... 15
                  4.13     Compliance with ERISA................................................................ 15
                  4.14     Security Interest.................................................................... 15
                  4.15     Capital Structure.................................................................... 16
                  4.16     Taxes and Charges Relating to the Agreement.......................................... 16

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SECTION V
AFFIRMATIVE COVENANTS........................................................................................... 16
                  5.1      Financial Statements and Other Reporting
                           Requirements......................................................................... 16
                  5.2      Conduct of Business.................................................................. 17
                  5.3      Maintenance and Insurance............................................................ 18
                  5.4      Taxes................................................................................ 18
                  5.5      Inspection and Verification.......................................................... 18
                  5.6      Maintenance of Books and Records..................................................... 19
                  5.7      Minimum Tangible Net Worth........................................................... 19

SECTION VI
NEGATIVE COVENANTS.............................................................................................. 19
                  6.1      Indebtedness......................................................................... 19
                  6.2      Contingent Liabilities............................................................... 20
                  6.3      Negative Pledge and Permitted Encumbrances........................................... 20
                  6.4      ERISA................................................................................ 21
                  6.5      Merger; Consolidation; Sale or Lease of Assets....................................... 21
                  6.6      Investments.......................................................................... 21
                  6.7      Change in Terms and Prepayment of Subordinated
                           Indebtedness......................................................................... 22
                  6.8      Restricted Payments and Purchases.................................................... 22

SECTION VII
SECURITY AGREEMENT.............................................................................................. 22
                  7.1      Creation of Security Interest........................................................ 22
                  7.2      Covenants Pertaining to Collateral................................................... 22
                  7.3      Remedies............................................................................. 24
                  7.4      Waivers.............................................................................. 25

SECTION VIII
DEFAULTS........................................................................................................ 25
                  8.1      Events of Default.................................................................... 25
                  8.2      Remedies............................................................................. 27

SECTION IX
MISCELLANEOUS................................................................................................... 28
                  9.1      Notices.............................................................................. 28
                  9.2      Expenses............................................................................. 29
                  9.3      Set-Off.............................................................................. 30
                  9.4      Term of Agreement.................................................................... 30
                  9.5      No Waivers........................................................................... 30
                  9.6      Governing Law........................................................................ 30
                  9.7      Amendments........................................................................... 30
                  9.8      Binding Effect of Agreement.......................................................... 31
                  9.9      Counterparts......................................................................... 31
                  9.10     Severability......................................................................... 31
                  9.11     Captions............................................................................. 31
                  9.12     Entire Agreement..................................................................... 31
                  9.13     JURY WAIVER.......................................................................... 31
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                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement, dated December 12, 1995, is made and entered into by and among Capital Bank, 1221 Brickell Avenue, Miami, Florida 33131 (the "Lender"), Bayport Restaurant Group, Inc. ("Bayport"), Crab House, Inc., Capt. Crab's Take-Away of 79th Street, Inc., Take-Away/King Shopping Plaza, Inc. and Cryotech Industries of North Carolina, Inc. (each of the above listed entities collectively referred to herein as the "Borrower" or the "Borrowers").

                                    SECTION I

                                   DEFINITIONS

         1.1      GENERAL.

         All capitalized terms used in this Agreement or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         AFFILIATE.  A Person (other than a Subsidiary)

                           (i)         which directly or indirectly through
                  one or more intermediaries controls or is controlled by or is under common control with another Person;

                           (ii) which beneficially owns or holds 5% or more of any class of the voting stock of such other Person; or

                           (iii) 5% or more of the voting stock (or in the case
                  of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such other Person.

         AGREEMENT. This Agreement (including all exhibits, schedules, annexes and the like referred to herein) as originally executed, or if amended, varied or supplemented from time to time, as so amended, varied or supplemented.

         BASE RATE. The prime rate of interest as set forth from time to time in THE WALL STREET JOURNAL.

         BORROWING BASE. The amount, as of the date calculated, equal to 80% of the Qualified Jax Inventory.

         BORROWING BASE CERTIFICATE. A certificate duly executed by the chief financial officer of Borrower, substantially in the form

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of Exhibit 1.1(a) attached hereto, with such changes as Lender may from time to time hereafter request.

         BUSINESS DAY. Any day other than a Saturday, Sunday or legal holiday on which banks in Miami, Florida are open for the conduct of a substantial part of their commercial lending business.

         CLOSING DATE.  December 15, 1995.

         CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         COLLATERAL.  See Section 7.1.

         CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         DEFAULT. An event or condition that, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

         ENCUMBRANCES.  See Section 6.3.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         EVENT OF DEFAULT.  Any event described in Section 8.1.

         FNBB AGREEMENT. The Revolving Credit and Term Loan Agreement dated as of December 14, 1994 among Borrower, The First National Bank of Boston, as Agent ("Agent"), The First National Bank of Boston ("FNBB"), Lender and such other financial institutions as may be parties thereto from time to time, as amended, restated or otherwise modified from time to time.

         GAAP.  Means generally accepted accounting principles.

         GUARANTEES. As applied to the Borrower, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the balance sheet of the Borrower, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

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         INDEBTEDNESS. As applied to the Borrower, (i) all obligations for borrowed money or other extensions of credit, including all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Borrower, and (v) all Guarantees.

         INVESTMENTS. The purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person, any loan, advance or extension of credit to, or contribution to the capital of, any other Person, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

         JAX INVENTORY. All inventory and other property of every kind and description owned by Borrower and located at Jax Cold Storage, 1429 West 16th Street, Jacksonville, Florida (or at other locations approved from time to time by Lender), including, without limitation, frozen fish, crustaceans, mollusks, cephalopods, alligator and parts and products thereof, raw and processed.

         LOAN. A Loan made to the Borrower pursuant to Section II of this Agreement.

         LOAN ACCOUNT. The general ledger account in the name of the Borrower on the books of the Lender in which will be recorded Loans and advances made by the Lenders to the Borrower pursuant to this Agreement, payments made on such Loans, and other appropriate debits and credits as provided by this Agreement.

         LOAN DOCUMENTS. This Agreement, the Note, UCC-1 Financing Statements and each and every agreement, instrument and document entered into and/or delivered in connection herewith and with the transactions contemplated hereunder.

         MAXIMUM COMMITMENT.  $2,000,000.00

         NET INCOME. At any date as of which the amount thereof shall be determined, all amounts that should, in accordance with generally accepted accounting principles, be included as the net income of the Borrower.

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         OBLIGATIONS. Any and all obligations of the Borrower to the Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising or acquired, in connection with this Agreement and/or the other Loan Documents, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         PERMITTED ENCUMBRANCES.  See Section 6.3.

         PERSON. An individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         PLAN. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower, or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         QUALIFIED JAX INVENTORY. Jax Inventory that has been located at the warehouse for 270 days or less.

         RESTRICTED PAYMENT. Means (a) any redemption or prepayment or other retirement by the Borrower, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness or of any Indebtedness that is junior and subordinate to the Obligations, (b) the payment by the Borrower of the principal amount of or interest on any Indebtedness (other than trade debt) owing to a shareholder, partner or equity holder of the Borrower or to any Affiliate of any such shareholder, partner or equity holder and (c) the payment of any management, consulting or similar fee by the Borrower to any of its Affiliates.

         RESTRICTED PURCHASE. Means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person) or (b) a partnership interest in such Person, if such Person is a partnership.

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         REVOLVING CREDIT PERIOD. The period beginning on the date of this
Agreement and extending through and including the Termination Date or such earlier date on which the Commitment to make Revolving Loans is terminated in accordance with the terms hereof.

         REVOLVING LOANS.  The Loans made to the Borrower pursuant to
Section 2.1(a) of this Agreement.

         REVOLVING NOTE. The promissory note of the Borrower payable to the order of the Lender in substantially the form of Exhibit 2.3(a), with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor.

         SENIOR BANK INDEBTEDNESS.  All Indebtedness under this
Agreement and under the FNBB Agreement.

         SUBORDINATED INDEBTEDNESS. Indebtedness of the Borrower the payment of principal of and interest on which is expressly subordinated in right of payment, to the prior payment in full of the Obligations, by a written agreement in a form and substance satisfactory to the Lender.

         SUBSIDIARY. For any Person, any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by such Person; or any other such organization the management of which is directly or indirectly controlled by such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which such Person has a 50% ownership interest.

         TANGIBLE NET WORTH. At any date as of which the amount thereof shall be determined, (i) the total assets of the Borrower minus (ii) the sum of any amounts attributable to (a) goodwill; (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses (which shall be included in the definition of Tangible Net Worth); (c) all reserves not already deducted from assets; (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the audited financial statements referred to in Section 4.6; (e) noncompetition agreements; and (f) loans to shareholders, officers, directors and employees of the Borrower minus (iii) Total Liabilities.

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         TERMINATION DATE. The earlier to occur of (i) December 30, 2002 or (ii)
such earlier date on which the Loans become due and payable pursuant to the terms hereof.

         TOTAL LIABILITIES. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the balance sheet of the Borrower, including in any event all Indebtedness.

         Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.

         1.2      ACCOUNTING TERMS.

         All terms of an accounting character shall have the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                   SECTION II

                              DESCRIPTION OF CREDIT

         2.1 THE LOANS. Subject to the terms and conditions hereof, and so long as no Default or Event of Default has occurred and is continuing, Lender may make Revolving Loans to the Borrower from time to time until the close of business on the last Business Day preceding the Termination Date, as requested, or deemed requested, by the Borrower in accordance with the terms of Section 2.2 hereof; provided that the aggregate principal amount of all outstanding Loans (after giving effect to the Loans requested) shall not exceed the lesser of (i) the Borrowing Base or (ii) the Maximum Commitment. Lender has no obligation to make any such loan and may elect not to do so at any time, with or without good reason. The Borrower may borrow, repay Revolving Loans pursuant to Section 2.7, and reborrow, from the date of this Agreement until the last Business Day preceding the Termination Date. Any Revolving Loan not repaid by the Termination Date shall be due and payable on such date.

         2.2      NOTICE AND MANNER OF BORROWING.

                  (a) Whenever the Borrower desires to obtain a Loan hereunder, an officer of the Borrower, certified in writing as authorized to request Loans hereunder, shall notify the Lender
(which notice to the Lender shall be irrevocable) by telecopy or by delivery of written notice received no later than 11:00 a.m. (Miami time) on the day on which the requested Loan is to be made. Notices

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received after 11:00 a.m. (Miami time) shall be deemed to have been received on the next Business Day. Such notice shall specify the effective date and amount of each Loan subject to the limitations set forth in Section 2.1. Each such notice shall be accompanied by the delivery to Lender of all documents reasonably requested by Lender, including, without limitation, a duly executed Borrowing Base Certificate.

                  (b) In addition to the foregoing, unless payment is otherwise made by the Borrower, (i) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed to be a request for a Loan on the due date in the amount required to pay such interest and (ii) the becoming due of any other Obligation, shall be deemed to be a request for a Loan on the due date in the amount so due, and such requests shall be irrevocable.

                  (c) The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:

                           (i) the proceeds or each borrowing requested under
                  Section 2.2(a) shall be disbursed by the Lender in dollars in immediately available funds to an account maintained by the Borrower with the Lender or to such other account the Borrower may direct the Lender from time to time; and

                           (ii) the proceeds of each borrowing deemed requested
                  under Section 2.2(b) shall either be disbursed by the Lender by way of direct payment of the relevant interest or Obligation.

         2.3      THE NOTE.

                  (a) The Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Revolving Note in the form of Exhibit 2.3(a). The Revolving Note shall be dated the date hereof and be duly and validly executed and delivered by the Borrower.

                  (b) The Lender shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of the Revolving Note, or otherwise in its records, appropriate notations evidencing the date and the amount of each Loan and the date and amount of each payment of principal made by a Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Lender is hereby irrevocably authorized by a Borrower to attach to and make a part of the Revolving Note a continuation of any such schedule as and when required. No failure on the part of a Lender to make any notation as provided in this subsection (b) shall in

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any way affect any Loan or the rights or obligations of a Lender or a Borrower with respect thereto.

         2.4 USE OF PROCEEDS. The proceeds of the loans made hereunder shall be used by Borrower for working capital purposes only. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended.

         2.5      INTEREST RATE AND PAYMENTS OF INTEREST.

                  (a) Each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus one percent (1%), which rate shall change on the first day of each calendar month to reflect any change in the Base Rate. Such interest shall be payable on the first day of each month and when such Loan is due (whether on demand, by reason of acceleration or otherwise).

                  (b) At the option of the Lender, and no sooner than thirty
(30) days after the occurrence of an Event of Default hereunder which is continuing and has not been waived, the interest rate applicable to each Loan shall increase to four percent (4%) above the rate of interest otherwise applicable to the Loans. The interest rate provided for in the preceding sentence shall, to the extent permitted by applicable law, apply to and accrue on the amount of any judgment entered with respect to any Obligation and shall continue to accrue at such rate during any proceeding described in Sections 8.1(h) and (i).

                  (c) All provisions of this Agreement and the other Loan Documents are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Obligations or otherwise, shall the amount paid or agreed to be paid to the Lender which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Rate, then this Agreement shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of this Agreement, or the other Loan Documents results in the rate of interest charged hereunder being in excess of the Maximum Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Lender receive an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of the Obligations.

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                  (d) The Borrower will, to the extent permitted by applicable law, pay interest on the unpaid principal amount of any Obligation that is due and payable other than the Loans in accordance with Sections 2.5(a) or (b), as applicable, as if such Obligation were a Loan.

         2.6 PAYMENTS AND PREPAYMENTS OF THE LOANS. Loans may be prepaid at any time, without premium or penalty.

         2.7 METHOD OF PAYMENT. All payments and prepayments of principal and any and all other amounts due hereunder shall be made by the Borrower to the Lender, at 1221 Brickell Avenue, Miami, Florida 33131, in immediately available funds and in United States Dollars, on or before 1:00 p.m. (Miami time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. Any payment received after such time but before 3:00 p.m (Miami time) on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

         2.8 OVERDUE PAYMENTS. At the option of the Lender, if a payment of principal or interest hereunder is not made within 10 days of demand or its due date, the Borrower will also pay on demand a late payment charge equal to 3% of the amount of such payment. Nothing in the preceding sentence shall affect the Lender's right to exercise any of its rights or remedies, including those provided in Section VII, if any Event of Default has occurred.

         2.9 COMPUTATION OF INTEREST. Interest payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment shall be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

         2.10 CAPITAL ADEQUACY. If Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by such Lender to allocate capital resources to the Lender's commitment to make Loans hereunder which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved

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(taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance by any amount reasonably deemed by the Lender to be material, then the Lender may, at its option and by notice to the Borrower terminate its obligation to make any further loans hereunder.

         Any such notice by any the Lender to the Borrower shall be accompanied by a certificate, shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to the Lender hereunder and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Such certificate and the determinations set forth therein shall be conclusive in the absence of manifest error.

         2.11     TAXES.

                  (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.7, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Lender.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         2.12 BORROWERS' REPRESENTATIVE. The Borrowers are and shall be jointly and severally liable for all Obligations. Each of the Borrowers other than Bayport, hereby appoints Bayport Restaurant Group, Inc., as, and Bayport, shall act under this Agreement as, the representative of such Borrower for all purposes, including, without being limited to, requesting borrowings and receiving account statements and other notices and communications to the Borrower (or any of them) from the Lender. The Lender may rely, and shall be fully protected in relying, on any request for borrowing, disbursement instruction, report, information or any other notice or communication made or given by Bayport, whether in its own name, on behalf of any other Borrower and the Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of the Borrower's liability for the Obligations be affected. The Lender intends to maintain a single Revolving Loan account for any Loan in the name of "Bayport Restaurant Group, Inc." hereunder and each Borrower expressly agrees to such arrangement and confirms that

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such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

         2.13     JOINT AND SEVERAL LIABILITY.

                  (a) The Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Lender for all Obligations and shall have the obligations of co-makers with respect to the Loans, the Note and the Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Lender is relying on the joint and several liability of the Borrowers as co-makers in extending the Loans to any Borrower without the undertakings of all of the Borrowers set forth in this Section 2.13. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Obligation payable to the Lender or any Lender, it will forthwith pay the same, without notice or demand.

                  (b) No payment or payments made by any of the Borrowers or any other Person or received or collected by the Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Obligations until the Obligations are paid in full and this Agreement is terminated.

                                   SECTION III

                               CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of Lender to make its initial Loan is subject to the condition precedent that the Lender shall have received, in form and substance reasonably satisfactory to the Lender and its counsel, the following:

                  (a) this Agreement duly executed by each Borrower and the Lender;

                  (b) as to each Borrower, a Certificate signed by the Secretary of the Borrower as to the truth, correctness and completeness of copies of (i) Articles of Incorporation, together with any amendments thereto; (ii) Bylaws, together with any amendments thereto; (iii) Certificates of Legal Existence;
(iv) Certificates of Qualification as a Foreign Corporation, (v) the borrowing resolutions; and (vi) the names and signatures of each officer of the Borrower authorized to execute and deliver this Agreement, the Note and the other Loan Documents on behalf of the Borrower;

                  (c) receipt of evidence, in form and substance satisfactory to the Lender, of the filing of appropriate Uniform Commercial Code Financing Statements in favor of the Lender, for filing in all offices necessary to perfect the Lender's security interest in the Collateral;

                  (d) a certificate issued by the Borrower's insurance agent evidencing compliance with the insurance provisions of
Section 5.3;

                  (e) such other documents, and completion of such other matters, as counsel for the Lender may reasonably deem necessary or appropriate;

                  (f) the Note duly executed by each Borrower payable to the Lender; and

                  (g) The Intercreditor Agreement in the form attached hereto as
Exhibit 3.1(i), duly executed by Agent, Lender and Borrower.

         3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

                  (a) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the effective date of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall have occurred and be continuing (or have not been waived) or would result from such Loan;

                  (b) the resolutions referred to in Section 3.1(b) shall remain in full force and effect; and

                  (c) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make Loans hereunder.

         The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of such Loan as to the accuracy of the facts referred to in subsection (a) of this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make Loans hereunder, each Borrower hereby represents and warrants to the Lender that:

         4.1 ORGANIZATION AND QUALIFICATION. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower on a consolidated basis, (d) has its chief executive office located at the addresses specified in Exhibit 4.1 hereof, and (e) has an office, manufacturing facility, warehouse, existing property or occupies space in the states and at the locations specified in Exhibit 4.1 hereto.

         4.2 CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are within the corporate power and authority of each Borrower and have been authorized by all necessary corporate proceedings, and do not and will not:

                  (a) require any consent or approval of the stockholders of the Borrower other than those consents and approvals, if any, previously obtained;

                  (b) contravene any provision of the charter documents or bylaws of the Borrower or any law, rule or regulation applicable to the Borrower; or

                  (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower; or

                  (d) result in or require the imposition to any Encumbrance on any of the properties, assets or rights of either Borrower, except Encumbrances permitted hereunder.

         4.3 VALID OBLIGATIONS. This Agreement, the Note and the other Loan Documents to which the Borrower is a party and all of terms and provisions of such documents are the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.4 CONSENTS OR APPROVALS. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents to which the Borrower is a party and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

         4.5 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. Each Borrower has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit 4.5 thereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

         4.6 FINANCIAL STATEMENTS. The Borrowers have furnished the Lender with their consolidated balance sheet as of December 26, 1994 and with their consolidated statements of income, changes in stockholders' equity and related footnotes, audited and unqualified by Grant Thornton. The Borrowers have also furnished the Lender their unaudited consolidated balance sheets and its unaudited consolidated statements of income as of September 25, 1995 and unaudited consolidated cash flow projections for the three year period ending December 31, 1997. All financial statements (except for the financial projections described above) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of each of the Borrowers as of such dates and the results of the operations of the Borrowers. The assumptions on which the cash flows were projected remain reasonable as of the Closing Date.

         4.7 CHANGES. Since the date of the most recent financial statements referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materiallY adverse.

         4.8 DEFAULTS. As of the date of this Agreement, with respect to each Borrower, no Default exists.

         4.9 TAXES. Each Borrower has filed, subject to the election to seek a filing extension, all federal, state and other tax returns which were due prior to the date of this Agreement, and all taxes, assessments and other governmental charges due from each Borrower prior to or as of the date hereof has been fully paid or reserved for payment. Each Borrower has established and will maintain on its books reserves adequate for the payment of all federal, state and other tax liabilities.

         4.10 LITIGATION. Except as set forth on Exhibit 4.10 hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the officers of each Borrower threatened, which, if adversely determined, would result in a material judgment not fully covered by insurance or would otherwise have a material adverse effect on the assets, business or prospects of the Borrowers.

         4.11 SUBSIDIARIES/AFFILIATES. Each Subsidiary and Affiliate of the Borrower is a partnership or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and now proposed to be conducted. All of the outstanding capital stock of each Subsidiary is validly issued fully-paid and non-assessable, and is owned by the Borrower or its Subsidiaries, in each case free of any charge, option or other lien.

         4.12 INVESTMENT COMPANY ACT. No Borrower is subject to regulation under the Investment Company Act of 1940, as amended.

         4.13 COMPLIANCE WITH ERISA. Each Borrower and each member of the related Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         4.14 SECURITY INTEREST. This Agreement creates and continues in favor of the Lender a security interest in the Collateral identified in Section 7.1 hereof. All financing statements with respect to the Collateral have been executed and will be filed on or before the date of the initial loan hereunder in all offices necessary to perfect a security interest in the Collateral, and such security interest constitutes a first priority perfected security interest in the Collateral, except in Collateral (if any) in which a security interest cannot be perfected by filing under the Uniform Commercial Code.

         4.15 CAPITAL STRUCTURE. As of the date of this Agreement, the Borrower has stockholder equity of not less than $21,700,000.

         4.16 TAXES AND CHARGES RELATING TO THE AGREEMENT. All state and local recording, franchise, stamp, documentary and other governmental charges and assessments required to be paid in connection with the execution, delivery, filing or recordation of, or as a condition to, the enforcement of this Agreement, or the Lender's Lien on the Collateral, have been duly paid.

                                    SECTION V

                              AFFIRMATIVE COVENANTS

         So long as the Lender has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, the Borrower covenant with the Lender as follows:

         5.1 FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. Each Borrower shall furnish to the Lender:

                  (a) within 5 days after the end of each month, a duly executed Borrowing Base Certificate;

                  (b) each week, an Inventory Report in the form of Exhibit 5.1(b) hereto, executed by a representative of Jax Cold Storage and delivered directly by Jax Cold Storage to Lender;

                  (c) each week, an Inventory Value Report, Physical Inventory Variance Report and Detail Product Cost Report, executed by an officer of Borrower and in the forms of Exhibits 5.1(c)(i), 5.1(c)(ii) and 5.1(c)(iii) attached hereto;

                  (d) as soon as available to the Borrower, but in any event within 120 days after the end of each of its fiscal years, a consolidated balance sheet as of the end of, and a related consolidated statement of income, changes in stockholders' equity and consolidated statement of cash flow for, such year, audited and unqualified by Grant Thornton (or other independent certified public accountants acceptable to the Lenders); and, within six months after the end of each of its fiscal years, if issued, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

                  (e) as soon as available, but in any event within 60 days after the end of each fiscal quarter and more frequently as the Bank may request, a balance sheet as of the end of, and a related statement of income for the month then ended;

                  (f) promptly after the receipt thereof copies of any reports submitted to the Borrower by independent public accountants in connection with any interim review of the accounts of the Borrower made by such accountants;

                  (g) if and when the Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

                  (h) promptly upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

                  (i) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or overtly threatened, the outcome of which would or might have a materially adverse effect on the assets, business, prospects or financial condition of the Borrower, written notice thereof and the action being or proposed to be taken with respect thereto; and

                  (j) from time to time, such other information about the Borrower as any Lender or the Lender may reasonably request.

         5.2      CONDUCT OF BUSINESS.  Each Borrower shall:

                  (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

                  (b)      maintain its corporate existence;

                  (c) remain engaged substantially in the restaurant business and operation of a seafood processing plant; and

                  (d) maintain its chief executive office at the addresses specified in Section 4.1 hereof, unless the Lender shall have first been notified in writing of any change.

         5.3 MAINTENANCE AND INSURANCE. Each Borrower shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each Borrower shall at all times maintain with financially sound and reputable insurers, liability and casualty insurance customary for companies engaged in businesses similar to that of the Borrower including in any event fire and extended coverage and theft, and, with respect to the Borrower's casualty insurance covering the Collateral, shall, in addition be in amounts, containing such terms, in such form, and for such periods as may be reasonably satisfactory to the Lender, such insurance to be payable to the Lender (as loss payee and additional insured) and the Borrower as their interests may appear. All such policies of insurance shall provide for no less than thirty (30) days written minimum cancellation notice to the Lender. In the event each Borrower fails to provide and maintain insurance as herein required, the Lender may, at its option, provide such insurance and charge the amount thereof to the Loan Account which amount shall bear interest at the rate specified in, and in accordance with, Section 2.5 of this Agreement. Each Borrower shall furnish to the Lender certificates or other evidence reasonably satisfactory to the Lender of compliance with the foregoing insurance provisions.

         5.4 TAXES. Each Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due, accounting for applicable filing extensions, unless any such tax, assessment or charge is being contested in good faith by appropriate proceedings and with adequate reserves established and maintained in accordance with generally accepted accounting principles provided no lien shall have been filed to secure any such tax, assessment or charge.

         5.5 INSPECTION AND VERIFICATION. Borrower shall cause Jax Cold Storage to permit Lender or its designees, at any reasonable time and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to visit and inspect the Collateral. Borrower shall permit the Lender or its designees, at any reasonable time and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect, (ii) examine and make copies of and take abstracts from the books and records of Borrower, and (iii) discuss the affairs, finances and accounts of Borrower and its appropriate officers, employees and accountants. Lender agrees to use its best efforts to ensure that any such inspection, examination or discussion does not unreasonably impede the operation of the Borrowers' business.

         5.6 MAINTENANCE OF BOOKS AND RECORDS. Each Borrower shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

         5.7 MINIMUM TANGIBLE NET WORTH. As of the last day of each of the Borrower's fiscal quarters shown below, the Borrower shall have Tangible Net Worth of not less than the amounts set forth for each such fiscal quarter:

            PERIOD                           AMOUNT
            ------                           ------
       December 25, 1995                  $21,700,000
       March 25, 1996                     $22,700,000
       June 24, 1996                      $23,700,000
       September 23, 1996                 $24,700,000
       December 30, 1996                  $25,700,000
       March 31, 1997                     $27,200.000
       June 30, 1997                      $28,700,000
       September 29, 1997                 $30,200,000
       December 29, 1997                  $31,700,000
       and thereafter

         5.8 FURTHER ASSURANCES. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to effect the purposes of this Agreement.

                                   SECTION VI

                               NEGATIVE COVENANTS

         So long as the Lender has any commitment to lend hereunder or any Loan or other Obligation remains outstanding, each Borrower covenants with the Lender as follows:

         6.1 INDEBTEDNESS. The Borrower will not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

                  (a) The Indebtedness evidenced by this Agreement, the Note or any of the other Loan Documents, or the FNBB Agreement;

                  (b) Indebtedness existing as of the date of this Agreement and disclosed on Exhibit 6.1(b) hereto or in the financial statements referred to in Section 4.6;

                  (c)      Subordinated Indebtedness;

                  (d) Normal trade Indebtedness relating to the acquisition of goods and supplies not more than sixty (60) days past due or any such Indebtedness being contested in good faith and for which adequate reserves have been established but which amount outstanding by more than sixty (60) days or being contested shall not exceed, in the aggregate at any time, $250,000;

                  (e)      Indebtedness secured by Permitted Encumbrances;

                  (f) Transactions in which Borrower sells and leases back existing properties; and

                  (g) Other unsecured Indebtedness not to exceed $200,000 in the aggregate at any time.

         6.2 CONTINGENT LIABILITIES. The Borrower shall not create, incur, assume, guarantee or remain liable with respect to any Guarantees other than the following:

                  (a) Guarantees disclosed on Exhibit 6.1(b) hereto or in the financial statements referred to in Section 4.6;

                  (b) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

                  (c) Guarantees with respect to surety, appeal performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); and

                  (d) Guarantees of normal trade debt relating to the acquisition of goods and supplies.

         6.3 NEGATIVE PLEDGE AND PERMITTED ENCUMBRANCES. With respect to both its Existing Properties and any Additional Properties, the Borrower shall not create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

                  (a)      Encumbrances in favor of Lender;

                  (b) Encumbrances in favor of Agent in connection with the FNBB Agreement;

                  (c) Encumbrances in the form of mortgages, leasehold mortgages and other instruments of record as of the date hereof and relating to the Borrower's Existing Properties including purchase money security interests relating to equipment acquired by the Borrower before the date of this Agreement in an aggregate amount of approximately $2,800,000;

                  (d) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

                  (e) Landlords, non-consensual liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business:

                  (f) Judgment liens for which a stay of execution shall have been obtained, for a period longer than 60 days after the expiration of such stay;

                  (g)      Rights of lessors under capital leases; and

                  (h) Encumbrances in respect of any purchase money obligations for any equipment used in the business of the Borrower which at any time shall not exceed $500,000 in the aggregate for each Additional Property, provided that any such Encumbrance shall not extend to property and assets not financed by such a purchase money obligation.

         6.4 ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to
Section 4068 of ERISA.

         6.5 MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS. The Borrower shall not sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or market), or liquidate, merge or consolidate into or with any other Person.

         6.6 INVESTMENTS. Without the prior written consent of the Lender, the Borrower shall not (a) make or maintain any Investments other than (i) Qualified Investments; or (ii) Investments in any one entity for which the aggregate purchase price does not exceed $100,000, (b) have outstanding at any time loans to shareholders, officers, directors and employees in excess of $300,000 in the aggregate except loans to officers of Bayport relating to the purchase of shares of Bayport's common stock.

         6.7      CHANGE IN TERMS AND PREPAYMENT OF SUBORDINATED
INDEBTEDNESS.  The Borrower shall not:

                  (a) effect or permit any change in or amendment to (i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment or performance of the Obligations, or (ii) the terms relating to the repayment of any Subordinated Indebtedness; or

                  (b) directly or indirectly, make any prepayment or payment of any principal of or in redemption, retirement or repurchase of Subordinated Indebtedness, other than as may be permitted under the applicable subordination provisions governing the same.

         6.8 RESTRICTED PAYMENTS AND PURCHASES. The Borrower shall not declare or make any Restricted Payment or Restricted Purchase; provided however, that with respect to amounts outstanding and payable (i) to Fast-Food Properties relating to the Borrower's restaurant in Miami, Florida, and (ii) in connection with the Borrower's acquisition of the ground lease and restaurant facilities in Orlando, Florida from Select Properties, regularly scheduled periodic payments made by the Borrower shall be permitted under this Section 6.8.

                                   SECTION VII

                               SECURITY AGREEMENT

         7.1 CREATION OF SECURITY INTEREST. As collateral security for the payment and performance in full of the Obligations, the Borrower hereby assigns to the Lender, for the benefit of itself as Lender hereunder and the ratable benefit of the Lenders, all of its rights, title and interest in, and grants to the Lender, for the benefit of itself as Lender hereunder and the ratable benefit of the Lenders, a continuing security interest in, the following personal property: the Jax Inventory, whether now owned or existing or is owned, acquired, or arises hereafter, together with all instruments, documents of title and policies and certificates of insurance relating thereto (the "Collateral").

         7.2 COVENANTS PERTAINING TO COLLATERAL. The Borrower covenants that:

                  (a) Other than sales in the ordinary course of the Borrower's business for cash or an open account and on terms of payment ordinarily extended to its customers, the Borrower will not grant, assign or transfer any interest in, or otherwise encumber, any of the Collateral other than in favor of the Lender. The Borrower shall defend the Collateral against, and take any action reasonably necessary to remove any liens or encumbrances other than those permitted hereunder and defend the right, title and interest of the Lender in and to any of the Borrower's rights in the Collateral.

                  (b) It will keep the Collateral in good condition, and will not use the same in violation of law and will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation.

                  (c) All of the Collateral is located at Jax Cold Storage, 1429 West 16th Street, Jacksonville, Florida, or such other locations as Lender shall approve. The Borrower will not remove any tangible Collateral from such locations (except in connection with dispositions permitted under Section 7.2(a)) unless and until such time as written consent to a change of location is obtained from the Lender and appropriate UCC filings covering the relocated tangible Collateral have been delivered to the Lender and duly filed. The Borrower's chief executive office and the place where its records concerning the Collateral are kept is shown on Exhibit 4.1 hereof, and the Borrower will not change such chief executive office or remove such records without the express prior written consent of the Lender, which consent shall not be unreasonably withheld.

                  (d) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Lender may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statement under the Uniform Commercial Code in effect. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law.

                  (e) The Borrower will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other then applicable provision of the Code unless the Borrower shall have given the Lender at least 30 days prior written notice thereof or shall have delivered to the Lender acknowledgement copies of UCC-3 financing statements reflecting such change duly executed and duly filed in each jurisdiction in which UCC-1 filings were required in order to perfect the security interest granted by this Agreement in the Collateral and shall have taken all action (or made arrangements to take such action concurrently with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Lender to amend such financial statement or continuation statement so that it is not seriously misleading.

         7.3      REMEDIES.

                  (a) The Lender shall have, in addition to all other rights and remedies provided herein, the rights and remedies of a secured party under the applicable Uniform Commercial Code. Upon the occurrence of an Event of Default or at any time thereafter (such defaults not having been previously cured or waived to the reasonable satisfaction of the Lender) and so long as any part of the Obligations remains unpaid or unperformed, the Lender may, at its option, without notice or demand, declare all of the Obligations to be immediately due and payable and take immediate possession of the Collateral, and for that purpose enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Lender under this Agreement. The Borrower will, upon demand, make the Collateral available to the Lender at a place and time designated by the Lender which is reasonably convenient. After the occurrence of an Event of Default which is continuing and has not been waived the Lender may collect and receive all income and proceeds in respect of the Collateral, exercise all rights of the Borrower with respect thereto, and apply the Collateral and any and all income and proceeds received by it hereunder to the payment of all Obligations to the Lender. The Lender may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as the Lender may determine, and the Lender may purchase any Collateral at any such sale. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Lender shall give to the Borrower at least ten business days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sales or any other intended disposition thereof is to be made.

                  (b) The Lender shall be entitled to retain and to apply the proceeds of such sale to: (i) all sums secured hereby; and (ii) its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for sale and selling the Collateral, together with interest on such expenses at the rate specified in, and in accordance with, Section 2.5 of this Agreement, including reasonable attorney's fees and other legal expenses incurred by it in connection therewith. If a sufficient sum is not realized from any such disposition of Collateral to pay all Obligations secured by this Agreement, the Borrower hereby promises and agrees to pay any deficiency to the Lender.

                  (c) The Lender shall have the right to enforce one or more remedies hereunder successively or concurrently, and any further remedy which it may have hereunder or by law.

         7.4 WAIVERS. Except as otherwise provided herein, the Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notice of any description. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender may exercise any rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for the Obligations.

                                  SECTION VIII

                                    DEFAULTS

         8.1 EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

                  (a) The Borrower shall fail to pay when due (i) any amount of principal of or interest on any Loans, or (ii) any fees or expenses payable hereunder within five Business Days of the due date therefor; or

                  (b) The Borrower shall fail to perform any term, covenant or agreement contained in Sections 5.1(h), 5.5, 5.7 through 5.8, 6.1 through 6.4; or

                  (c) The Borrower shall fail to perform any covenant contained in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g), 5.1(i) or 5.2, and such failure shall continue for 30 days; or

                  (d) The Borrower shall fail to perform any term, covenant or agreement (other than in respect of subsections 8.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after written notice thereof has been received by the Borrower from the Lender; or

                  (e) Any representation or warranty of the Borrower made in this Agreement or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

                  (f) There shall occur any material adverse change in the assets, liabilities, financial condition or business of the Borrower, as determined by the Lender acting in good faith which shall be in existence for thirty (30) days after notification by the Lender to the Borrower of such material adverse change; or

                  (g) The Borrower shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness under the FNBB Agreement or any other Indebtedness in excess of $250,000 or fail to observe or perform in a material manner any term, covenant or agreement evidencing or securing such Indebtedness; or

                  (h) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (i) A proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding- up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days; or an order for relief shall be entered in an involuntary case under such Bankruptcy Code, against the Borrower or action under the laws of the jurisdiction of incorporation or organization of the Borrower similar to any of the foregoing shall be taken with respect to the Borrower and shall continue unstayed and in effect for any period of 60 days; or

                  (j) A judgment or order for the payment of money not covered by insurance shall be entered against the Borrower by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower, which in the aggregate exceeds $200,000 in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 60 days; or

                  (k) The Borrower or any member of the Controlled Group shall fail to pay when due any amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated.

         8.2 REMEDIES. Upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), (i) the principal of and the interest on the Loans at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the right of the Borrower to request borrowings under this Agreement shall immediately terminate. If any other Event of Default shall have occurred and be continuing and not waived, and during the continuance of any such Event of Default, the Lender may do any of the following:

                  (a) declare the principal of and interest on the Notes at the time outstanding, and all other amounts owed to the Lender or the Lenders under this Agreement, the Notes or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding;

                  (b) terminate each Lender's commitment to make any further Loans hereunder;

                  (c) enter upon any premises in which Collateral may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

                  (d) require the Borrower to and the Borrower shall, without charge to the Lender or any Lender, assemble the Collateral and maintain or deliver it into the possession of the Lender or representative of the Lender at such place or places as the Lender may designate and as are reasonably convenient to both the Lender and the Borrower;

                  (e) at the expense of the Borrower, cause any of the Collateral to be placed in public or field warehouse, and the Lender shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith; and

                  (f) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it is was so adjourned.

                                   SECTION IX

                                  MISCELLANEOUS

         9.1 NOTICES. All notices, requests and demands to or upon the Borrower or the Lender shall be deemed to have been duly given or made: if by telecopy or by hand, immediately upon sending or delivery; if by any overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

                  If to the Borrower:

                         Bayport Restaurant Group, Inc.
                         4000 Hollywood Boulevard, Suite 695-S
                         Hollywood, Florida 33021
                         Attention: David J. Connor,
                                    Chief Executive Officer
                         Telephone: 305-967-6700
                         Telecopier: 305-961-8778

                  If to the Lender:

                         Capital Bank
                         1221 Brickell Avenue
                         Miami, Florida  33131
                         Attention:  Edward P. Tietjen,
                                     Senior Vice President
                         Telephone: 305-536-1650
                         Telecopier: 305-536-1776

                   With a copy to:

                         Morgan, Lewis & Bockius LLP
                         5300 First Union Financial Center
                         200 South Biscayne Boulevard
                         Miami, Florida  33131-2339
                         Attention:  John S. Fletcher
                         Telephone:  305-579-0432
                         Telecopier: 305-579-0321

         9.2 EXPENSES. The Borrower shall, on demand, pay or reimburse the Lender for all reasonable expenses (including attorneys' fees of outside counsel, incurred or paid by the Lender in connection with the closing of this Agreement, and such additional reasonable fees and expenses in connection with any amendments thereof and the Lender's administration of this Agreement (including without limitation any waivers, approvals and consents relating thereto). The Borrower shall, on demand, pay or reimburse the Lender for all reasonable expenses (including attorney's fees of outside counsel or allocation costs of internal counsel) incurred or paid by the Lender in connection with the Lender's enforcement of any Obligation, and the exercise of any rights of the Lender hereunder. The Borrower shall, on demand, also pay or reimburse the Lender for all expenses (including without limitation the allocation costs of the Lender's employees) incurred in connection with any examinations of the Borrower's operations conducted by the Lender in accordance with provisions of
Section 5.5, the expectations of the Lender in this regard being that the frequency of such financial examinations will not exceed one inspection visit per year in the absence of a Default or an Event of Default.

         9.3 SET-OFF. Regardless of the adequacy of the Collateral, any deposits or other sums, the Borrower hereby irrevocably authorizes the Lender and each Affiliate or Subsidiary of the Lender to charge any account of the Borrower maintained with such Lender or such Affiliate or Subsidiary with such amounts as may be necessary from time to time to pay Obligations (whether or not owed to such Lender, Affiliate or Subsidiary) which are not paid when due.

         9.4 TERM OF AGREEMENT. This Agreement shall continue in force and effect so long as the Lender has any commitment to make Loans hereunder or any Loan or any Obligation hereunder shall be outstanding.

         9.5 NO WAIVERS. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         9.6 GOVERNING LAW. This Agreement shall be deemed to be a contract made under seal and shall be construed in accordance with and governed by the laws of The State of Florida (without giving effect to any conflicts of laws provisions contained therein).

         9.7      AMENDMENTS.

                  Any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived if, but only if, such amendment, waiver or consent is in writing signed by the Lender and by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Lender may require and charge a reasonable fee in connection therewith and consideration thereof in such amount as shall be determined by the Lender in its discretion.

                  The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

         9.8 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that the Borrower may not assign or transfer its rights hereunder.

         9.9 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

         9.10 SEVERABILITY. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

         9.11 CAPTIONS. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         9.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

         9.13 JURY WAIVER. EACH OF THE BORROWER AND THE LENDER AGREE THAT NONE OF THEM, NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BORROWER AND THE LENDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE BORROWER NOR THE LENDER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as an instrument under seal as of the day and year first above written.

                                    BORROWER:
                                    BAYPORT RESTAURANT GROUP, INC.

Attest:

By: /s/ RUTH STACK                  By: /s/ WILLIAM D. KORENBAUM
    ----------------------------        ------------------------
Name: RUTH STACK                    Name: WILLIAM D. KORENBAUM
      --------------------------          ----------------------
      Print Name                          Print Name
                                          Title: PRESIDENT
                                                 ---------------

                                    CRAB HOUSE, INC.

Attest:

By: /s/ RUTH STACK                  By: /s/ WILLIAM D. KORENBAUM
    ----------------------------        ------------------------
Name: RUTH STACK                    Name: WILLIAM D. KORENBAUM
      --------------------------          ----------------------
      Print Name                          Print Name
                                          Title: PRESIDENT
                                                 ---------------

                                    CAPT. CRAB'S TAKE-AWAY OF 79TH
                                    STREET, INC.

Attest:

By: /s/ RUTH STACK                  By: /s/ WILLIAM D. KORENBAUM
    ----------------------------        ------------------------
Name: RUTH STACK                    Name: WILLIAM D. KORENBAUM
      --------------------------          ----------------------
      Print Name                          Print Name
                                          Title: PRESIDENT
                                                 ---------------

                                    CRYOTECH INDUSTRIES OF N.C.,
                                    INC.

Attest:

By: /s/ RUTH STACK                  By: /s/ WILLIAM D. KORENBAUM
    ----------------------------        ------------------------
Name: RUTH STACK                    Name: WILLIAM D. KORENBAUM
      --------------------------          ----------------------
      Print Name                          Print Name
                                          Title: PRESIDENT
                                                 ---------------

                                    TAKE-AWAY/KING SHOPPING PLAZA,
                                    INC.

Attest:

By: /s/ RUTH STACK                  By: /s/ WILLIAM D. KORENBAUM
    ----------------------------        ------------------------
Name: RUTH STACK                    Name: WILLIAM D. KORENBAUM
      --------------------------          ----------------------
      Print Name                          Print Name
                                          Title: PRESIDENT
                                                 ---------------

                                    LENDER:

                                    CAPITAL BANK

Attest:

By: /s/ JOHN S. FLETCHER                  By: /s/ EDWARD P. TIETGEN
    ----------------------------        ---------------------------
Name: JOHN S. FLETCHER                    Name: EDWARD P. TIETGEN
      --------------------------          -------------------------
      Print Name                          Print Name
                                          Title: SENIOR VICE PRESIDENT
                                                 ---------------------